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                   Consent of Independent Public Accountants
                   -----------------------------------------

To Astea International Inc.:

As Independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 333-97064, 333-33825, 333-34865 and 333-61981
and Form S-3 Registration Statement File Nos. 333-11949 and 333-17459.


Philadelphia, PA
March 30, 2001